Exhibit 8.3


                                                           26 July 2006


                                                           Your reference

Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11, Bermuda

                                                           Our reference
                                                           SME/DEK
                                                           Direct line
                                                           +44 20 7090 3395




Dear Sirs

      REGISTRATION STATEMENT ON FORM S-1 OF SECURITY CAPITAL ASSURANCE LTD
                             FILED ON 7 APRIL 2006
            (AS SUBSEQUENTLY AMENDED) (THE "REGISTRATION STATEMENT")

In connection with the Registration Statement you have requested our opinion as to certain United Kingdom tax matters. Our opinion is set forth in the Registration Statement under the heading "Certain Tax Considerations--United Kingdom Taxation".

We hereby consent to the filing of this letter as Exhibit 8.3 to the Registration Statement and to the use of our name under the caption "Certain Tax Considerations--United Kingdom Taxation" in the Registration Statement.

Yours faithfully

/s/ Slaughter and May